Exhibit 10.1

FIRST AMENDMENT TO

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 3, 2015, is entered into by and among Response Genetics, Inc., a Delaware corporation (“Borrower”), each of the undersigned financial institutions (individually each a “Lender” and collectively “Lenders”) and SWK FUNDING LLC, a Delaware limited liability company, in its capacity as administrative agent for the other Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, Borrower and Agent entered into that certain Credit Agreement dated as of July 30, 2014, (as the same may be further amended, modified or restated from time to time, being hereinafter referred to as the “Credit Agreement”); and

WHEREAS, Borrower and Agent desire to amend the Credit Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Article I

Definitions

Capitalized terms used in this Amendment are defined in the Credit Agreement unless otherwise stated.

ARTICLE II

Amendments to Credit Agreement

2.1 Amendments to Section 1.1 of the Credit Agreement.

(a) Effective as of the First Amendment Effective Date, Section 1.1 of the Credit Agreement is amended by adding the following definition thereto in its appropriate alphabetical order:

“First Amendment Effective Date means February 3, 2015.”

(b) Effective as of the First Amendment Effective Date, the following definition in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Subsequent Term Loan Warrant means a warrant to be issued to the applicable Lender(s) by Borrower, in the form attached hereto as Exhibit D, on or prior to the date of any subsequent Term Loan made by such Lender(s) pursuant to Section 2.2.2 on or after the First Amendment Effective Date.”

2.2 Amendment to Section 2.2 of the Credit Agreement. Effective as of the First Amendment Effective Date, Section 2.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

“2.2 Loan Procedures.

2.2.1 Closing Date Advance and Advance on First Amendment Effective Date.

On the Closing Date, Lenders advanced to Borrower an amount equal Eight Million Five-hundred Thousand and No/100 Dollars ($8,500,000). Borrower, Agent and Lenders hereby agree and acknolwedge that, as of the First Amendment Effective date (and immediately prior to the subsequent Advance described in the next sentence), the outstanding principal balance of the Term Loan is Eight Million Five-hundred Thousand and No/100 Dollars ($8,500,000). On the First Amendment Effective Date, Lenders shall advance to Borrower an additional One Million Five Hundred Thousand and No/100 Dollars ($1,500,000) upon satisfaction by Borrower of the conditions to closing described in that certain First Amendment to Credit Agreement dated as of the First Amendment Effective Date.

2.2.2 Subsequent Term Loan.

During the period beginning on the First Amendment Effective Date and ending February 28, 2016, so long as (x) no Default or Event of Default has occurred and is continuing, (y) the Aggregate Revenue recognized by Borrower and any of its Subsidiaries during any period of four (4) consecutive Fiscal Quarters ending prior to December 31, 2015, exceeds $25,000,000, and (z) Agent shall have received the fully-executed Subsequent Term Loan Warrant, upon Agent’s receipt of a written request from Borrower for a subsequent advance of the Loan, Lenders shall make (1) one additional advance (within thirty (30) days of receipt by Agent of such written request for advance) to Borrower in a maximum amount of Two Million and No/100 Dollars ($2,000,000).”

2.3 Amendment to Annex I to Credit Agreement. Effective as of the First Amendment Effective Date, Annex I to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Lender	Term Loan Commitment	Pro Rata Term Loan Share

SWK Funding LLC	100%	$10,000,000

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2.1 Amendment to Annex II to Credit Agreement. Effective as of the First Amendment Effective Date, Annex II to the Credit Agreement is hereby amended to update the notice address for Agent as follows:

“SWK Funding LLC

14755 Preston Road, Suite 105

Dallas, TX 75254

Email: notifications@swkhold.com”

2.2 Amendment to Exhibit D to Credit Agreement. Effective as of the First Amendment Effective Date, Exhibit D to the Credit Agreement is hereby amended and restated in the form attached hereto as Exhibit A.

ARTICLE III

Conditions Precedent and Post-Closing Obligations

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent, unless specifically waived in writing by Agent:

A. Agent shall have received this Amendment duly executed by Borrower.

B. Agent shall have received (i) a consolidated replacement warrant in relation to each of those two certain warrants issued to Lenders on September 9, 2014 and (ii) an additional warrant in relation to the Term Loan advance on the First Amendment effective date issued to Agent, each such warrant to be issued by Borrower on the First Amendment Effective Date in form and substance acceptable to Agent.

C. Except as otherwise previously disclosed to Agent in writing, the representations and warranties contained herein and in the Credit Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct in all material respects as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such date.

D. No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Agent.

E. All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent; and Borrower shall provide to Agent a secretary’s certificate with resolutions in form and substance acceptable to Agent.

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ARTICLE IV

Ratifications, Representations and Warranties

4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and Agent agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Borrower agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.

4.2 Representations and Warranties. Borrower hereby represents and warrants to Agent that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of Borrower and will not violate the organizational documents of Borrower; (b) Borrower’ directors have authorized the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) except as otherwise previously disclosed in writing to Agent, the representations and warranties contained in the Credit Agreement and the other Loan Documents, as each is amended hereby, are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such date); (d) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing; (e) Borrower is in full compliance in all material respects with all covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; and (f) except as disclosed to Agent, Borrower has not amended its organizational documents since the date of the Credit Agreement.

ARTICLE V

Miscellaneous Provisions

5.1 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and each Lender to rely upon them.

5.2 Reference to Credit Agreement. Each of the Credit Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

5.3 Expenses of Agent. As provided in the Credit Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent, or its Affiliates, in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of legal counsel, and all costs and expenses incurred by Agent and each Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the reasonable costs and fees of legal counsel.

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5.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent and each Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

5.6 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile or electronic (.pdf) transmission, which facsimile or electronic (.pdf) signatures shall be considered original executed counterparts for purposes of this Section 5.6, and each party to this Amendment agrees that it will be bound by its own facsimile or electronic (.pdf) signature and that it accepts the facsimile or electronic (.pdf) signature of each other party to this Amendment.

5.7 Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.9 Applicable Law. THE TERMS AND PROVISIONS OF SECTIONS 10.17 (GOVERNING LAW) AND 10.18 (FORUM SELECTION; CONSENT TO JURISDICTION) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

5.10 Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY Borrower AND AGENT.

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IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.

BORROWER:

Response Genetics, Inc.,
a Delaware corporation

By:	/s/ Thomas A. Bologna
Name:	Thomas A. Bologna
Title:	Chief Executive Officer

AGENT AND LENDERS:

SWK FUNDING LLC,
as Agent and a Lender

By: SWK Holdings Corporation,
its sole Manager

By:	/s/ Winston Black
Name:	Winston Black
Title:	Managing Director

FORM OF SUBSEQUENT TERM LOAN WARRANT
(Revised)

Exhibit A

Exhibit D to Credit Agreement

(Form of Subsequent Term Loan Warrant)

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR FOREIGN SECURITIES LAWS AND NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR (II) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

WARRANT

Date of Issuance: [____________][1]	Warrant No. [___]

FOR VALUE RECEIVED, Response Genetics, Inc., a Delaware corporation (the “Company”), hereby grants to SWK Funding LLC, a Delaware limited liability company (“SWK”), or its registered assigns (the “Registered Holder”), the right to purchase up to [________________ (____)]2 duly authorized, validly issued, fully paid and nonassessable shares of the Company’s Common Stock (as further adjusted from time to time, the “Exercise Shares”) at a price of [$____]3 per share (as adjusted from time to time hereunder, the “Exercise Price”). This Warrant is one of one or more Warrants issued by the Company (collectively, the “Warrants”) pursuant to Section 4.4 of the Credit Agreement. Certain capitalized terms used herein are defined in Section 14 hereof. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the Exercise Price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is subject to the following provisions:

Section 1. Exercise of Warrant.

1A. Exercise Period and Amount. The Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant for the Exercise Shares at any time and from time to time up to and including the Expiration Date (the “Exercise Period”).

(i) Exercise Procedure. This Warrant will be deemed to have been exercised when the Company has received all of the following items or such later time as may be specified by the Registered Holder in the Exercise Agreement but in no event after the Expiration Date (the “Exercise Time”):

1 Date of any subsequent Term Loan made by Lenders pursuant to Section 2.2.2 of the Credit Agreement (the “Subsequent Closing Date”).

2 The Subsequent Term Loan Warrant shall be for a number of shares equal to the 15.0% of the amount of any subsequent Term Loan, divided by the Exercise Price.

3 The Exercise Price shall be equal to the lower of (a) the average closing price of the previous 5 trading days before the Subsequent Closing Date, or (b) the closing price on the last trading day prior to the Subsequent Closing Date.

(a) a completed Exercise Agreement, as described in Section 1B hereof, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(b) this Warrant;

(c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto (an “Assignment”) properly executed evidencing the assignment of this Warrant to the Purchaser, in compliance with the provisions set forth in Section 5 hereof; and

(d) a payment to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Exercise Shares being purchased upon such exercise (the “Aggregate Exercise Price”) in the form of, at the Registered Holder’s option, (1) a check payable to the Company or (2) a wire transfer of funds to an account designated by the Company; provided, however, the Registered Holder may exercise this Warrant in whole or in part by the surrender of this Warrant to the Company, with a duly executed Exercise Agreement marked to reflect “Net Issue Exercise” and specifying the number of Exercise Shares to be purchased, and upon such Net Issue Exercise, the Registered Holder shall be entitled to receive that number of Exercise Shares determined in accordance with the following equation:

X	=	(A - B) x C
A

where

X	=	the number of shares of Exercise Shares purchasable upon a Net Issue Exercise of the Warrant pursuant to the provisions of this Section 1A;

A	=	the Fair Market Value of one Exercise Share on the date of the Net Issue Exercise;

B	=	the Exercise Price for one Exercise Share under this Warrant; and

C	=	the number of Exercise Shares as to which this Warrant is being exercised pursuant to the provisions of this Section 1A.

If the foregoing calculation results in a negative number, then no Exercise Shares shall be issued upon a Net Issue Exercise pursuant to this Section 1A.

(ii) Delivery of Stock Certificates and New Warrants. Duly executed certificates for Exercise Shares purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within five (5) Business Days after the date of the Exercise Time. The issuance of certificates for Exercise Shares will be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will, within such five (5) Business Day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

(iii) Deemed Timing of Certain Events. The Exercise Shares will be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser will be deemed for all purposes to have become the record holder of such Exercise Shares at the Exercise Time.

(iv) Valid Issuance of Exercise Shares. Each Exercise Share issuable upon exercise of this Warrant will, upon exercise of this Warrant in accordance with the terms hereof and payment of the Aggregate Exercise Price therefor in accordance with Section 1A(i)(d), be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof, other than those arising by virtue of any action taken by the Registered Holder or the failure of the Registered Holder to take any action required to be taken by it.

(v) Legends. Unless the Exercise Shares issuable upon exercise of this Warrant have been registered under the Securities Act, each certificate representing any such shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE OR FOREIGN SECURITIES LAWS, AND NEITHER THESE SECURITIES NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR (II) SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(vi) Books; Par Value. The Company will maintain at its principal office, books for the registration of the Warrants and any transfer or assignment thereof. The Company will not close its books against the transfer of this Warrant or of any Exercise Share in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share, if any, of the unissued Exercise Shares is at all times equal to or less than the Exercise Price then in effect.

(vii) Company Cooperation and Government Filings. If the Registered Holder is required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings reasonably required to be made by the Company), then the Company shall, at the Registered Holder’s expense, provide reasonable assistance, as reasonably requested by the Registered Holder, in connection with such filings or approvals.

(viii) Effective Time of Exercise in Connection with Public Offering or Sale. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a Public Offering or Sale of the Company Transaction, the exercise of any portion of this Warrant may, at the election of the Registered Holder, be conditioned upon the consummation of the Public Offering or Sale of the Company Transaction in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(ix) Sufficient Shares; No Violation; Registration in Certain Instances. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock that are issuable shall, when issued in accordance with the terms of this Warrant, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges, other than those arising by virtue of any action taken by the Registered Holder or the failure of the Registered Holder to take any action required to be taken by it. The Company shall take all such actions as may be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company will use its commercially reasonable efforts to cause the Exercise Shares, immediately upon any exercise of this Warrant, to be listed on any domestic securities exchange upon which shares of Common Stock, or other securities constituting Exercise Shares, are listed at the time of such exercise, if any.

1B. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement will be substantially in the form set forth in Exhibit I hereto (the “Exercise Agreement”), except that if the Exercise Shares are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement will also state the name of the Person to whom the certificates for the Exercise Shares are to be issued and will be accompanied by a properly executed Assignment (as required by Section 5 hereof), and if the number of Exercise Shares to be issued does not include all the shares of Common Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered (and if such Person is other than the Person in whose name this Warrant is then registered, will be accompanied by a properly executed Assignment (as required by Section 5 hereof)). Such Exercise Agreement will be dated the actual date of execution thereof.

1C. Payment of Expenses and Taxes. The Company shall pay all expenses and taxes imposed by law or any governmental agency, including any documentary stamp taxes, attributable to the issuance of Exercise Shares upon the exercise of the Warrant; provided, that nothing in this Section 1C shall make the Company liable for any income taxes payable by the Registered Holder and associated with the issuance of the Warrant or the exercise thereof.

Section 2. Adjustment of Number of Exercise Shares. The number of Exercise Shares in effect shall be subject to adjustment from time to time as provided in this Section 2.

2A. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the number of Exercise Shares in effect immediately prior to such subdivision will be proportionately increased and the Exercise Price proportionately decreased (but not to less than the par value, if any, of such shares). If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the number of Exercise Shares in effect immediately prior to such combination will be proportionately decreased and the Exercise Price proportionately increased.

2B. Reorganization, Reclassification, Consolidation, Merger or Sale. Any (i) recapitalization or reorganization of the Company, (ii) reclassification of the stock of the Company, (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other transaction, which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, assets or other property with respect to or in exchange for Common Stock is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Company will make appropriate provision to ensure that each Registered Holder of a Warrant will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder’s Warrant, such shares of stock, securities, assets or other property (“Exchangeable Property”) as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder’s Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision with respect to such Registered Holders’ rights and interests to ensure that the provisions of this Warrant will thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price in proportion to the Exchangeable Property receivable for each share of Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Exercise Shares). Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 2B, each Registered Holder shall have the right to elect, prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 1 hereof instead of giving effect to the provisions contained in this Section 2B with respect to this Warrant.

2C. Legal Impediments to Exercise Price Adjustments. If any adjustment to the Exercise Price required hereunder is not permitted by applicable law (including without limitation, by reducing the Exercise Price below the par value, if any, of the shares of Common Stock), then, unless the adjustment necessary shall be agreed upon by the Company and the Registered Holder, the Board shall appoint a firm of independent certified public accountants of recognized standing, acceptable to the Registered Holder, which, at the Company’s expense, shall render its written opinion on the necessary adjustment in the number of Exercise Shares purchasable upon exercise of this Warrant, so as to preserve, without dilution, the exercise rights of the Registered Holder consistent with the standards in this Section 2. Upon receipt of such opinion, the Board shall forthwith make the adjustments described therein.

2D. Certain Other Actions Prohibited. The Company shall not by amendment of the Charter or its bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the provisions of this Warrant but shall at all times in good faith assist in the carrying out of all of the provisions of this Warrant and shall take all such action as the Registered Holder may reasonably request to protect the exercise privilege of the Registered Holder against dilution. Without limiting the generality of the foregoing, the Company (i) shall take all such actions as may be necessary or appropriate under state law in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of all of the Warrants from time to time outstanding and (ii) shall not take any action which results in (1) any adjustment of the total number of shares of Common Stock or other securities issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Charter and available for the purpose of issuance upon such exercise or (2) any adjustment of the Exercise Price to be less than the par value of the Common Stock.

2E. Notices.

(i) Adjustment Notice and Certificate. As soon as practicable following any adjustment of the number of Exercise Shares, but in any event not later than ten (10) Business Days thereafter, the Company will give written notice thereof to the Registered Holder, setting forth in reasonable detail, and certifying the calculation of, such adjustment. Each such certification shall be signed by the chief executive officer or chief financial officer of the Company and by the secretary or any assistant secretary of the Company.

(ii) Exercise Shares Notice and Certificate. As soon as practicable following the receipt by the Company of a written request by the Registered Holder, but in any event not later than ten (10) Business Days thereafter, the Company will provide to the Registered Holder written notice certifying the number of Exercise Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant. Each such certification shall be signed by the chief executive officer or chief financial officer of the Company and by the secretary or any assistant secretary of the Company.

(iii) Notices Regarding Books Closure, Dividends, Subscription Offers and Certain Voting Rights. The Company will give written notice to the Registered Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock (including, without limitation with respect to any regular dividends or liquidating distributions), (B) with respect to any issuance of Common Stock, preferred stock or Stock Equivalents covered by Section 5, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iv) Notice of Organic Change. The Company will give written notice to the Registered Holder at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place. Such written notice shall include a reasonable description of such Organic Change, the expected date of the consummation of such Organic Change, and the Fair Market Value payable, as well as the number of Exercise Shares issuable upon exercise of the Warrant if issued upon a Net Issue Exercise pursuant to Section 1A in connection with such Organic Change.

(v) Notice of Certain Corporate Action. Without prejudice to the foregoing, the Registered Holder shall be entitled to the same rights to receive notice of all other corporate action as any holder of Common Stock.

2F. Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, preferred stock or Stock Equivalents or (B) to subscribe for or purchase Common Stock, preferred stock or Stock Equivalents, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

Section 3. Reserved.

Section 4. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder thereof to any voting rights or other rights of a stockholder of the Company, except as otherwise set forth herein. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of the Exercise Shares acquirable by exercise hereof or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 5. Purchase Rights. If at any time after the Date of Issuance the Company grants, issues or sells any shares of Common Stock or other Stock Equivalents offered, in general, on a pro rata basis to the holders of the Common Stock (the “Purchase Rights”), then the Registered Holder shall be entitled to acquire, upon the same terms applicable to such Purchase Rights, the aggregate pro-rata Purchase Rights which such Holder could have acquired if such Holder had held the number of Exercise Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the Common Stock or Stock Equivalents are granted, issued or sold. In the event of any such offering, the Company shall give notice (the “Offer Notice”) to each Registered Holder, stating (i) its bona fide intention to offer such Common Stock or other Stock Equivalents, (ii) the number of such securities to be offered, and (iii) the price and terms upon which it proposes to offer such securities. By notification to the Company within fifteen (15) days after the Offer Notice is given, each Registered Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to the aggregate pro-rata Purchase Rights as described above.

Section 6. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder (including the Exercise Shares) are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant (or certificate for Exercise Shares) with a properly executed Assignment at the principal office of the Company. Upon such compliance, surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants (or shares) in the name of the assignee or assignees and in denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant (or shares) to evidence the portion of this Warrant (or shares), if any, not so assigned, and this Warrant (or shares) shall promptly be cancelled. Without limiting the generality of the foregoing, upon a Sale of the Company Transaction structured as a sale of the capital stock of the Company (whether by direct sale, merger or otherwise), in lieu of any exercise hereof and sale of the underlying Exercise Shares, the Registered Holder shall have the right to transfer and sell this Warrant to one or more third party purchasers for the purchase price otherwise payable by such Persons for Common Stock in such transaction less the Aggregate Exercise Price.

Section 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the “Warrants.”

Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (including at the request of the Company an affidavit of the Registered Holder) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant or, in the case of any such mutilation upon surrender of such certificate to the Company, the Company will (at the Registered Holder’s expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 9. Registration Rights.

9A. Grant. Subject to Section 9B, in the event the Company, at any time prior to the Expiration Date, proposes to file on behalf of any shareholder a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8) (“Registration Statement”) for shares held by any such shareholder, the Company shall offer to include in such registration statement the Exercise Shares of each Registered Holder (whether issued or issuable under the Warrants) at the Company’s expense. Such Exercise Shares shall be registered, along with such other shares, on a pro rata basis on terms customary for a transaction of this type and nature.

9B. Underwritten Offerings. In connection with any Registration Statement involving an underwritten offering of shares of the Company’s Common Stock, the Company shall not be required to include any of the Registered Holder’s Exercise Shares in such underwriting or Registration Statement unless the Registered Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriter in its sole discretion determines will not jeopardize the success of the offering by the Company. The Registered Holder understands that the underwriter may determine that none of the Exercise Shares can be included in the offering.

9C. Lock-Up. The Registered Holder agrees that, upon receipt of a written notice from the underwriter provided pursuant to this Section 9C, the Registered Holder shall refrain from selling any Exercise Shares registered pursuant to Section 9B for a period of 180 days after effectiveness of the Registration Statement. The foregoing provisions of this Section 9C shall be applicable to the Registered Holders only if (i) all officers and directors and (ii) all stockholders individually owning more than 5% of the Company’s outstanding Common Stock are subject to the same restrictions. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all holders subject to such agreements, based on the number of shares subject to such agreements.

9D. Termination of Registration Rights. The registration rights granted under this Section 9 shall not be effective at any time when Rule 144, promulgated under the Securities Act, is available for resale of all of the Exercise Shares issuable pursuant to the Net Issue Exercise provision of Section 1D without limitation during a three-month period and without registration.

Section 10. Notices. Except as otherwise expressly provided herein, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Warrant shall be in writing and shall be deemed to have been received: (a) when delivered personally to the recipient, (b) one (1) day after sent to the recipient by reputable overnight courier service (charges prepaid), (c) three (3) days after mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) upon confirmation of transmittal by facsimile. Such notices, demands and other communications shall be addressed (x) in the case of the Registered Holder, to its address as set forth in the books and records of the Company or, if different, as is designated in writing from time to time by such Registered Holder, (y) in the case of the Company, to its principal office, and (z) in the case of any registered assignee of this Warrant or its registered assignee, to such assignee at its address as designated in writing by such assignee to the Company from time to time.

Section 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may not be amended or waived and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, unless the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the Exercise Shares issuable upon exercise of the Warrants; provided that (except as otherwise provided herein) no such action may change the Exercise Price of any Warrants or the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the Registered Holder of such Warrant. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, and no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 12. Survival of Warrant Terms. The provisions contained in Section 5 through Section 14, inclusive, shall all survive the exercise of the Warrant for so long as any of the Warrants or the Exercise Shares are outstanding.

Section 13. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the internal law, and not the conflicts law, of the State of New York.

Section 14. Definitions. The following terms have meanings set forth below:

“Affiliates” shall have the meaning ascribed to such term in the Credit Agreement.

“Aggregate Exercise Price” shall have the meaning set forth in Section 1A(i)(d) hereof.

“Appraised Value” means, with respect to a share of Common Stock and any other property, the fair value of such other property, as determined by an appraisal performed at the expense of the Company by an Approved Appraiser, and whose determination will be final and binding on the Company and the Registered Holder; provided, that such Approved Appraiser shall be directed to determine the value of such securities or other property as soon as practicable, but in no event later than thirty (30) days from the date of its selection, and for such purposes, such valuation shall be without discount for limitations on voting rights, minority interests, illiquidity or restrictions on transfer and all rights, options and warrants to subscribe for or purchase, and other securities convertible into or exchangeable for, Common Stock shall be deemed to be exercised, exchanged.

“Approved Appraiser” shall mean a mutually acceptable investment banking or valuation firm, as determined by the Company and the Registered Holders holding Warrants exercisable for at least a majority of the Exercise Shares issuable upon the exercise of all then outstanding Warrants.

“Assignment” shall have the meaning set forth in Section 1A(i)(c) hereof.

“Board” shall mean the Company’s Board of Directors.

“Business Day” shall have the meaning ascribed to such term in the Credit Agreement.

“Charter” shall mean the Company’s Certificate of Incorporation as filed with the Secretary of State of the State of Delaware, as the same may be from time to time amended.

“Closing Date” shall have the meaning ascribed to such term in the Credit Agreement.

“Common Stock” shall mean the common voting stock described in Article Fourth of the Charter, together with any capital stock into which such common voting stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” shall have the meaning set forth in the preamble to this Warrant.

“Credit Agreement” shall mean the Credit Agreement dated as of July 30, 2014, among the Company, as Borrower, SWK, as Agent, Sole Lead Arranger and Sole Bookrunner, and the financial institutions party hereto from time to time, as Lenders, as amended by that certain First Amendment to Credit Agreement between the parties dated as of February ___, 2015.

“Date of Issuance” shall have the meaning set forth in Section 7 hereof.

“Exchangeable Property” shall have the meaning set forth in Section 2B hereof.

“Exercise Agreement” shall have the meaning set forth in Section 1B hereof.

“Exercise Period” shall have the meaning set forth in Section 1A hereof.

“Exercise Price” shall have the meaning set forth in the preamble to this Warrant.

“Exercise Shares” shall have the meaning set forth in the preamble to this Warrant.

“Exercise Time” shall have the meaning set forth in Section 1A(i) hereof.

“Expiration Date” means [___________]4.

“Fair Market Value” means, (a) with respect to a share of Common Stock, (i) if determined in connection with a Sale of the Company Transaction, the amount payable in respect of one share of Common Stock upon consummation thereof, (ii) otherwise, if available, the Market Price thereof, and (iii) otherwise, if Market Price is not available, the Appraised Value thereof and (b) with respect to any other property, (i) the fair value thereof determined jointly by the Company and the Registered Holder, and (ii) if such parties are unable to reach agreement within ten (10) days, the Appraised Value thereof.

“Market Price” means (A) if at any time the Common Stock is listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of each day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the day as of which “Market Price” is being determined and the twenty-nine (29) consecutive Business Days prior to such day, or (B) if at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the fair value thereof determined jointly by the Company and the Registered Holder (and if such parties are unable to reach agreement within ten (10) days, then the Market Price shall be deemed not to be available).

4 The Expiration Date shall be date six years after the Subsequent Closing Date.

“Net Issue Exercise” shall have the meaning set forth in Section 1A(i)(d) hereof.

“Offer Notice” shall have the meaning set forth in Section 5 hereof.

“Organic Change” shall have the meaning set forth in Section 2B hereof.

“Person” shall have the meaning ascribed to such term in the Credit Agreement.

“Public Offering” shall mean a registered “public offering” of the Company’s Common Stock or other equity under the Securities Act.

“Purchaser” shall have the meaning set forth in Section 1A(i)(a) hereof.

“Purchase Rights” shall have the meaning set forth in Section 5 hereof.

“Registered Holder” shall have the meaning set forth in the preamble to this Warrant.

“Sale of the Company Transaction” shall mean any transaction in which the Company’s shareholders immediately prior to such transaction (or series of related transactions) no longer hold at least a majority of the Company’s Common Stock after the consummation of such transaction.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder as in effect at the relevant time.

“Stock Equivalent” means any security, option, warrant, right or claim exercisable into, exchangeable for, convertible to or redeemable for shares of Common Stock or the economic equivalent value of shares of Common Stock (including, by way of illustration, preferred stock and stock appreciation rights), provided however, that the term Stock Equivalent shall not include any award granted pursuant to an equity incentive plan duly adopted by the Board of Directors of the Company, whether such award was granted before, or is granted after, the Date of Issuance, or any options, warrants or convertible securities, or shares of capital stock issued upon the exercise or conversion of any such options, warrants or convertible securities, that are outstanding prior to the Date of Issuance.

“SWK” shall have the meaning set forth in the preamble to this Warrant.

“Warrants” shall mean this Warrant and all warrants issued upon replacement or transfer of this Warrant in accordance with the terms of this Warrant and all warrants issued upon exchange for different denominations hereof in accordance with the terms of this Warrant.

*          *          *          *          *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer under its corporate seal and to be dated the Date of Issuance hereof.

RESPONSE GENETICS, INC.

By:
Name:	Thomas A. Bologna
Title:	Chief Executive Officer

[SIGNATURE PAGE TO WARRANT]

Acknowledged, accepted and agreed,

SWK funding llc

By:
	Name:	Winston Black
	Title:	Managing Director

[SIGNATURE PAGE TO WARRANT]

EXHIBIT I

EXERCISE AGREEMENT

To:

Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. ____), hereby agrees to subscribe for the purchase of            shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant. This subscription shall be effective on the date the Company has received this Exercise Agreement and the other items required under Section 1A(i) of the Warrant.

☐ Check Box for Net Issue Exercise

Signature

Address

EXHIBIT I TO WARRANT

EXHIBIT II

ASSIGNMENT

FOR VALUE RECEIVED, ____________________ hereby sells, assigns, and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. ____) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Signature
Name:
Title:

EXHIBIT II TO WARRANT